RESULTS OF SHAREHOLDER MEETING
                         PHOENIX ADVISER TRUST
                           October 31, 2006
                             (Unaudited)

 At a special meeting of shareholders of Phoenix Adviser Trust (the "Trust") held on October 31, 2006, shareholders voted on the following proposals:

1. To elect eleven Trustees to serve on the Board of Trustees until the next meeting of shareholders at which Trustees are elected
   (Proposal 1).

2. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Trusts
   (Proposal 7).


Number of Eligible Units Voted:

1.  Election of Trustees

                                    For           Against
E. Virgil Conway................184,988,673      3,323,612
Harry Dalzell-Payne.............184,968,150      3,344,135
Daniel T. Geraci................185,039,505      3,272,780
Francis E. Jeffries.............184,982,536      3,329,750
Leroy Keith, Jr................ 185,064,437      3,247,848
Marilyn E. LaMarche.............185,056,244      3,256,041
Philip R. McLoughlin............185,064,162      3,248,123
Geraldine M. McNamara...........185,124,965      3,187,321
James M. Oates..................185,055,972      3,256,314
Richard E. Segerson.............185,063,881      3,248,404
Ferdinand L. J. Verdonck........185,042,223      3,270,062


2. To ratify the appointment of PricewaterhouseCoopers LLC as the independent registered public accounting firm

                For             Against            Abstain
            184,039,926       1,331,549          2,940,811



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                    RESULTS OF SHAREHOLDER MEETING
                      PHOENIX FOCUSED VALUE FUND
                          November 21, 2006
                             (Unaudited)

 At a special meeting of shareholders of Phoenix Focused Value Fund (the "Fund"), a series of Phoenix Adviser Trust (the "Trust") held on November 21, 2006, shareholders voted on the following proposals:

1. To approve a proposal to amend the fundamental investment restrictions of the funds of the Phoenix Adviser Trust to conform to the standard fundamental investment restrictions of the Phoenix Funds. (Proposal 5)

    5.a. Investment of more than 25% of assets in companies engaged in one industry
    5.b. Limits on borrowing
    5.c. Issuance of senior securities
    5.d. Underwriting activities
    5.e. Purchase and sale of real estate
    5.f. Limits on lending

Number of Eligible Units Voted:

1. To amend the fundamental investment restrictions of the funds of the Phoenix Adviser Trust to conform to the standard fundamental investment restrictions of the Phoenix Funds.

a. Investment of more than 25% of assets in companies engaged in one industry

           For        Against         Abstain        Broker Non-Votes
.........1,621,857     71,768          95,674           330,531

b.  Limits on borrowing

           For        Against          Abstain        Broker Non-Votes
.........1,619,744     62,387           107,168          330,531

c.  Issuance of senior securities

           For        Against          Abstain        Broker Non-Votes
.........1,628,015     57,395           103,889           330,531

d.  Underwriting activities

           For        Against          Abstain        Broker Non-Votes
.........1,610,300     69,860           109,139           330,531

e.  Purchase and sale of real estate

           For        Against          Abstain        Broker Non-Votes
.........1,617,565     71,214           100,520           330,531

f.  Limits on lending

           For        Against          Abstain        Broker Non-Votes
.........1,567,195     107,234          114,871           330,531



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                     RESULTS OF SHAREHOLDER MEETING
                   PHOENIX FOREIGN OPPORTUNITIES FUND
                          November 21, 2006
                             (Unaudited)

 At a special meeting of shareholders of Phoenix Foreign Opportunities Fund (the "Fund"), a series of Phoenix Adviser Trust (the "Trust") held on November 21, 2006, shareholders voted on the following proposals:

1.	To approve a proposal to amend the fundamental investment
restrictions of the funds of the Phoenix Adviser Trust to conform to the standard fundamental investment restrictions of the Phoenix Funds. (Proposal 5)

5.a. Investment of more than 25% of assets in companies engaged in one industry
5.b. Limits on borrowing
5.c. Issuance of senior securities
5.d. Underwriting activities
5.e. Purchase and sale of real estate
5.f. Limits on lending

Number of Eligible Units Voted:

1. To amend the fundamental investment restrictions of the funds of the Phoenix Adviser Trust to conform to the standard fundamental investment restrictions of the Phoenix Funds. (Proposal 5)

a. Investment of more than 25% of assets in companies engaged in one industry

      For         Against           Abstain        Broker Non-Votes
.....5,788,484     124,514           93,584           1,058,787

b. Limits on borrowing

      For         Against           Abstain        Broker Non-Votes
.....5,855,820     69,461            81,302           1,058,787

c. Issuance of senior securities

      For         Against           Abstain        Broker Non-Votes
.....5,808,658     83,555            114,370          1,058,787

d. Underwriting activities

      For         Against           Abstain        Broker Non-Votes
....5,826,009      74,933            105,641          1,058,787

e. Purchase and sale of real estate

      For         Against           Abstain        Broker Non-Votes
....5,435,828      475,226           95,528            1,058,787

f. Limits on lending

      For         Against           Abstain        Broker Non-Votes
....5,836,697      82,653            87,232           1,058,787